AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2003
                                        INVESTMENT COMPANY ACT FILE NO. 811-5296
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM N-2

                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 7

                        THE HIGH YIELD INCOME FUND, INC.
               (Exact Name of Registrant as specified in Charter)

              Gateway Center Three, Newark, New Jersey, 07102-4077
                    (Address of Principal Executive Offices)

                                 (973) 367-7521
              (Registrant's Telephone Number, including Area Code)

                                 Deborah A. Docs
                        The High Yield Income Fund, Inc.
                              Gateway Center Three
                         Newark, New Jersey, 07102-4077
                     (Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. [_]

It is proposed that this filing will become effective (check appropriate box)

       [_] when declared  effective  pursuant to Section 8(c).

If appropriate, check the following box:

       [_] this post-effective amendment designates a new effective date for a previously filed post-effective amendment.

       [_] This form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act and the Securities Act registration statement number of the earlier effective registration statement for the same offering is -____.


                                EXPLANATORY NOTE

This filing is made solely for the purpose of filing as an Exhibit the Amended and Restated By-Laws of the Registrant.

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                           PART C -- OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

       Registrant's  Amended  and  Restated  Bylaws  are filed  herewith  as new
Exhibit 2(b).


                                   SIGNATURES

       Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Newark, and State of New Jersey, on the 11th day of September, 2003.

                                              THE HIGH YIELD INCOME FUND, INC.

                                              By: /s/ Judy A. Rice
                                                  ----------------------------
                                                  Judy A. Rice, President

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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION                    METHOD OF FILING  EXHIBIT NO. IN FILING
-----------       -----------------------------  ----------------  ---------------------
2(b)              Amended and Restated Bylaws    Filed herewith.           99.2

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